Exhibit 99.1

News Release

Contacts: John Rosenthal, CEO 574-273-9700 Mark Secor, CFO 800-890-2798 Fax: 574-273-0791 E-mail: jrosenthal@sjcb.com msecor@sjcb.com

FOR IMMEDIATE RELEASE

St. Joseph Capital Corporation Declares Second Quarter Cash Dividend of $0.04 Per Share

Mishawaka, Indiana — April 23, 2004 — At a regularly scheduled quarter meeting, the Board of Directors of St. Joseph Capital Corporation (Nasdaq SC: SJOE) declared a second quarter cash dividend of $0.04 per share on the Corporation’s common stock. The dividend is payable on June 15, 2004 to shareholders of record as of the close of business on June 1, 2004.

John W. Rosenthal, St. Joseph Capital Corporation’s Chairman, CEO, and President, stated, “St. Joseph Capital is pleased to announce its second consecutive quarterly cash dividend. We are delighted to share some of the fruits of our success with our shareholders through this cash dividend. We believe that our ultimate success is achieved through a balanced approach of providing value to our shareholders, our clients, our employees and to the communities we serve. This cash dividend to shareholders is a tangible reward to our owners for the confidence they have placed in us through their investment in St. Joseph Capital Corporation.”

St. Joseph Capital Corporation is a bank holding company whose headquarters are located in Mishawaka, Indiana. Its primary operating subsidiary, St. Joseph Capital Bank, provides a broad array of banking services to businesses and individuals in the Michiana area. St. Joseph Capital Bank employs numerous delivery channels for their financial services including a unique courier service and electronic banking accessed via their website, www.sjcb.com. St. Joseph Capital Bank is a member of the Federal Deposit Insurance Corporation.

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SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of terrorist threats or actions; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.